                                                                     EXHIBIT 3.1

                         [LOGO OF STATE OF CALIFORNIA]


                                                                          [SEAL]

                              SECRETARY OF STATE

     I, BILL JONES, Secretary of State of the State of California, hereby certify:

     That the attached transcript of 6 page(s) was prepared by and in this office from the record on file, of which it purports to be a copy, and that it is full, true and correct.

[SEAL]
                                       IN WITNESS WHEREOF, I execute this
                                        certificate and affix the Great Seal of
                                        the State of California this day of


                                                       JAN 11 2000
                                        ----------------------------------------

                                        /s/ Bill Jones
                                        Secretary of State

                                                        1030774

                                                       F I L E D
                                        In the office of the Secretary of State
                                              of the State of California

                                                      NOV 25 1980

                                           MARCH FONG EU, Secretary of State

                                           By /s/ Bill Holder
                                             ------------------------------
                                                        Deputy


                           ARTICLES OF INCORPORATION

                                      OF

                                 G B C BANCORP

          ONE:   The name of this corporation is:

                                 G B C BANCORP

          TWO:   PURPOSES
                 --------

          The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California, other than the banking business, the trust company business, or the practice of a profession permitted to be incorporated by the California Corporations Code.

          THREE: AGENT FOR SERVICE OF PROCESS
                 ----------------------------

          The name and address in the State of California of the corporation's initial agent for service of process is:

          MARTIN GODIN
          Attorney at law
          201 South Figueroa Street
          Suite 270
          Los Angeles, Ca 90012.

          FOUR:  TOTAL NUMBER OF SHARES AUTHORIZED
                 ---------------------------------

          This corporation is authorized to issue two classes of shares, designated respectively "Common Stock" and "Preferred Stock" and referred to herein either as

Common Stock or Common shares and Preferred Stock or Preferred shares, respectively. The number of shares of Common Stock is Twenty Million (20,000,000) and the number of shares of Preferred Stock is Ten Million (10,000,000).

          FIVE:  RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS
                 ------------------------------------------------

          The Preferred shares may be issued from time to time in one or more series. The Board of Directors is authorized to fix the number of shares of any series of Preferred shares and to determine the designation of any such series. The Board of Directors is also authorized to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of Preferred shares and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series subsequent to the issue of shares of that series.

          DATED:  November 18, 1980


                                   /s/ Martin Godin
                                   -----------------------------
                                   MARTIN GODIN, Incorporator


I declare that I am the person
who executed the above Articles
of Incorporation as the incorporator
of this corporation, and such instrument is my act and deed.

/s/ Martin Godin
----------------------------
MARTIN GODIN

                                                       F I L E D
                                        In the office of the Secretary of State
                                              of the State of California

                                                      APR 1 1981

                                           MARCH FONG EU, Secretary of State

                                           By /s/ [ILLEGIBLE]
                                             -----------------------------
                                                        Deputy

           CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION OF

                                 GBC  BANCORP

        R. Gene Thurman and Peter Wu certify that:

        1. They are the President and the Secretary, respectively of GBC Bancorp, a California Corporation.

        2. The following Amendment to the Articles of Incorporation of the corporation has been approved by the Board of Directors of the Corporation, and Article "FOUR" of the Articles of Incorporation of this corporation are hereby amended to read, in full, as follows:

           FOUR: Total Number of Shares Authorized.
                 ---------------------------------

           This corporation is authorized to issue only one class of shares, which shall be designated as "common shares." The total authorized number of such shares which may be issued is Twenty Million (20,000,000).

        3. The following amendment to Articles of Incorporation of the corporation has also been approved by the Board of Directors of the corporation, and Article "FIVE" of the Articles of Incorporation is hereby amended so as to be deleted in its entirety, including any caption or headings.

        4. The Amendments were approved by the required vote of shareholders in accordance with Section 903 of the California Corporations Code. The total number of shares outstanding of each class entitled to vote on the Amendments was 100 shares of common stock and 0 shares of preferred stock since there are no shares of preferred stock outstanding; the favorable vote of more than 50% of such shares of common stock and therefore of greater than 50% of all shares of stock outstanding is required to approve the amendments; and the number of such shares of stock outstanding voting in favor of the amendments exceeded the vote required, and 100% of all shares outstanding were voted in favor of the Amendments.

     IN WITNESS WHEREOF, the undersigned have executed this Certificate of Amendment of Articles of Incorporation this 31st day of March, 1981.


                                                  /s/ R. Gene Thurman
                                                  ------------------------------
                                                  R. Gene Thurman, President

                                                  /s/ Peter Wu
                                                  ------------------------------
                                                  Peter Wu, Secretary

STATE OF CALIFORNIA   )
                        ss.
COUNTY OF LOS ANGELES )

     R. Gene Thurman and Peter Wu, being first duly sworn, each for himself, deposes and says:

     That they are the President and Secretary, respectively, of GBC Bancorp, a California corporation, and the persons named in and who executed the foregoing Certificate of Amendment of Articles of Incorporation; that they have read the same and know the contents thereof and that each of his own knowledge knows the same to be true and correct.


                                                  /s/ R. Gene Thurman
                                                  ------------------------------
                                                  R. Gene Thurman

                                                  /s/ Peter Wu
                                                  ------------------------------
                                                  Peter Wu

Subscribed and sworn to before me this 31st day of March, 1981.


[OFFICIAL SEAL APPEARS HERE]                      /s/ Linda H. Peh
                                                  ------------------------------
                                                  Notary Public in and for said
                                                  County and State

                                                         A352306

                                                        F I L E D
                                         In the office of the Secretary of State
                                                of the State of California

                                                       MAY 25 1988

                                             /s/ March Fong Eu
                                             MARCH FONG EU, Secretary of State

                           CERTIFICATE OF AMENDMENT
                                      OF
                           ARTICLES OF INCORPORATION
                                      OF
                     GBC BANCORP, A California Corporation


LI PEI WU and PETER WU, do hereby certify as follows:

1. They are the duly elected and acting President and Secretary, respectively, of GBC Bancorp.

2. The Articles of Incorporation of GBC Bancorp shall be amended to add the following provisions:

     SIX:    DIRECTOR LIABILITY

             The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

     SEVEN:  INDEMNIFICATION

             The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the Corporations Code) for breach of duty to the corporation and its stockholders through bylaw provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the Corporations Code, subject to the limits on such excess indemnification set forth in Section 204 of the Corporations Code.

3. The foregoing amendments have been approved by the Board of Directors of GBC Bancorp.

4. The foregoing amendments were approved by the required vote of the shareholders of GBC Bancorp in accordance with Section 902 of the California General Corporation Law: the total number of outstanding shares of each class entitled to vote with respect to the foregoing amendment was 4,174,334 common shares; and the number of shares of each class voting in favor of the foregoing amendment equaled or exceeded the vote required, such required vote being a majority of the outstanding shares of common stock.



                                            /s/ Li Pei Wu
                                            -------------------------
                                            LI PEI WU, President


                                            /s/ Peter Wu
                                            -------------------------
                                            PETER WU, Secretary

                                 VERIFICATION

The undersigned, LI PEI WU and PETER WU, respectively, of GBC Bancorp, each declares under penalty of perjury that the matters set out in the foregoing Certificate are true of his knowledge.

Executed at Los Angeles, California on April 29, 1998.


                                        /s/ Li Pei Wu
                                        -------------------
                                        LI PEI WU



                                        /s/ Peter Wu
                                        -------------------
                                        PETER WU

                               -2-